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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this amendment No. 3 to the Registration Statement on Form S-4 of Mattress Discounters Corporation and Subsidiaries of our report dated March 10, 2000, relating to the consolidated financial statements of Mattress Discounters Corporation and Subsidiaries as of January 1, 2000, and for the ten-months then ended, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

McLean, Virginia
June 21, 2000